Ironclad Performance Wear Reports First Quarter 2015 Results

Rebuilding Efforts Deliver Improved Operating Results

FARMERS BRANCH, TX – May 7, 2015 – Ironclad Performance Wear Corporation (ICPW:OB), the recognized leader in high-performance task-specific work gloves, reported financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Results

The Company reported Net Sales for the first quarter of 2015 of $4.6 million, a decrease of 10.0% from the first quarter total of $5.1 million for 2014. The sales decline was attributable to year-over-year order timing differences of a single private label customer. We expect these year-over-year shipment changes to reverse themselves in later quarters.

The Company recorded increases in both the industrial and international segments. These increases were partially offset by a decline at one retailer that did not repeat their prior year quarter totals due to the ending of the Snap On license program, discussed in previous quarters.

Gross Profit was $1.8 million, or 38.7% of Net Sales in the first quarter of 2015, compared to $1.5 million, or 28.9% of Net Sales in the first quarter of 2014. The increase in Gross Profit is primarily attributable to a better mix of business, less promotional sales and the result of our supply chain efforts.

Operating Expenses in the first quarter were $1.9 million or 40.5% of Net Sales, as compared to $2.0 million or 38.5% of Net Sales during the same period last year.

Loss from Operations in the first quarter of 2015 was $84,000, or 1.8%, as compared to a loss of $484,000, or 9.5%, during the same period in 2014.

Net Loss for the first quarter of 2015 was $99,000, or $0.00 per share, as compared to a loss of $491,000, or $0.01 per share, in the same period last year.

Ironclad’s Chief Executive Officer, Jeffrey Cordes, commented: “We are pleased to see the efforts of the past twelve months showing up on our bottom line. We still face the impacts of customer concentration quarter to quarter. However, the improvements in gross margin and the operating line are very encouraging.

There were a number of important firsts and highlights this quarter. We recorded first time shipments to several new and important global partners and see this trend continuing. We are excited about the positive reception at retail of our Ironclad EXO® line of products. This product group will commence shipments in the later part of the 2nd quarter 2015. Our efforts in cost reduction and speed to market through our supply chain continue to show progress.

We continue to be positive about the company’s growth and profitability prospects for the year ahead.”

Conference Call

Ironclad Performance Wear will hold a conference call to discuss first quarter 2015 financial results on Thursday, May 7th, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). To participate in the conference call, interested parties should dial:

Date: Thursday, May 7, 2015

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

Domestic Dial-In Number: (888) 572-7033

International Dial-In Number: (719) 325-2469

Conference ID Number: 2696761

The conference call will be broadcast simultaneously and available for replay at: http://public.viavid.com/index.php?id=114263 and via the landing page of the Company's Website at www.ironclad.com.

Replay Dial-In Numbers:

TOLL-FREE   1-877-870-5176

TOLL/INTERNATIONAL   1-858-384-5517

From:  05/07/15 at 7:30 pm Eastern Time

To:    06/07/15 at 11:59 pm Eastern Time

Replay Pin Number:  2696761

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through June 7, 2015.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding expanding our base of retailers and distributors, anticipated sales to customers, development of product lines, our sales team and our supply chain, and anticipated growth and profitability. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

William Aisenberg, CFO

Bill.Aisenberg@ironclad.com

(972) 996-5664

IRONCLAD PERFORMANCE WEAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$370,522	$340,903
Accounts receivable, net of allowance for doubtful accounts of $30,000 and $30,000	4,734,946	6,283,032
Inventory, net of reserve of $547,800 and $547,800	8,436,142	7,123,654
Deposits on inventory	241,154	661,744
Prepaid and other	598,365	566,022
Deferred tax asset - current	183,000	183,000
Total Current Assets	14,564,129	15,158,355

Property and Equipment
Computer equipment and software	551,501	507,640
Office equipment and furniture	260,325	255,085
Leasehold improvements	169,904	169,904
Less: accumulated depreciation	(674,565)	(641,953)
Total Property and Equipment, Net	307,165	290,676

Other Assets
Trademarks and patents, net of accumulated amortization of $60,945 and $58,560	133,044	135,064
Deposits	22,924	21,306
Deferred tax asset - long term	1,649,000	1,649,000
Total Other Assets	1,804,968	1,805,370

Total Assets	$16,676,262	$17,254,401

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,275,693	$2,589,623
Line of credit	2,321,189	2,586,034
Total Current Liabilities	4,596,882	5,175,657

Total Liabilities	4,596,882	5,175,657

Stockholder's Equity
Common stock, $0.001 par value, 172,744,750 shares authorized, 80,915,229 and 80,808,629 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	80,915	80,808
Additional paid-in capital	20,392,921	20,293,486
Accumulated deficit	(8,394,456)	(8,295,550)
Total Stockholders' Equity	12,079,380	12,078,744

Total Liabilities & Stockholders' Equity	$16,676,262	$17,254,401

IRONCLAD PERFORMANCE WEAR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31, 2015	% of Net Sales	Three Months Ended March 31, 2014	% of Net Sales

REVENUES
Net sales	$4,567,682	100.0%	$5,076,335	100.0%

COST OF SALES
Cost of sales	2,801,086	61.3%	3,607,189	71.1%

GROSS PROFIT	1,766,596	38.7%	1,469,146	28.9%

OPERATING EXPENSES
General and administrative	678,412	14.9%	772,057	15.2%
Sales and marketing	698,882	15.3%	703,219	13.9%
Research and development	155,471	3.4%	120,648	2.4%
Purchasing, warehousing and distribution	282,998	6.2%	327,797	6.5%
Depreciation and amortization	34,997	0.8%	29,820	0.6%

Total Operating Expenses	1,850,760	40.5%	1,953,541	38.5%

LOSS FROM OPERATIONS	(84,164)	-1.8%	(484,395)	-9.5%

OTHER INCOME (EXPENSE)
Interest expense	(14,750)	-0.3%	(6,913)	-0.1%
Interest income	7	0.0%	7	0.0%
Total Other Expense	(14,743)	-0.3%	(6,906)	-0.1%

LOSS BEFORE PROVISION FOR INCOME TAXES	(98,907)	-2.2%	(491,301)	-9.7%

Provision for income taxes	—	0.0%	—	0.0%

NET LOSS	$(98,907)	-2.2%	$(491,301)	-9.7%

NET LOSS PER COMMON SHARE
Basic	($0.00)		($0.01)
Diluted	($0.00)		($0.01)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING
Basic	80,889,171		76,704,275
Diluted	80,889,171		76,704,275